Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 4, 2012 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-184329) and related Prospectus of Palo Alto Networks, Inc. for the registration of 5,520,000 shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

October 12, 2012